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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): February 14, 2002.

                                NETCENTIVES INC.
             (Exact name of Registrant as specified in its charter)

           Delaware                   000-27253                93-1213291
(State or other jurisdiction of      (Commission            (I.R.S. Employer
incorporation or organization)       File Number)          Identification No.)

                               600 Townsend, #360E
                             San Francisco, CA 94103
               (Address of principal executive offices) (Zip code)

                                 (415) 503-3930
              (Registrant's telephone number, including area code)


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Item 3.    Bankruptcy

On February 14, 2002, Netcentives, Inc., along with its subsidiaries, MaxMiles, Inc. and Post Communications, Inc., filed their December Monthly Operating Reports with the Bankruptcy Court, copies of which are attached hereto as
Exhibit 99.1 and incorporated herein in their entirety. Copies of any bank statements and tax returns originally filed with the Bankruptcy Court as part of the December Monthly Operating Reports have been omitted.

THE MONTHLY OPERATING REPORTS CONTAIN FINANCIAL STATEMENTS AND OTHER FINANCIAL INFORMATION THAT HAVE NOT BEEN AUDITED OR REVIEWED BY INDEPENDENT ACCOUNTANTS AND MAY BE SUBJECT TO FUTURE RECONCILIATION AND ADJUSTMENTS. The Monthly Operating Reports are in a format prescribed by applicable bankruptcy laws. There can be no assurance that, from the perspective of an investor or potential investor in the Company's securities, the Monthly Operating Reports are complete. The Monthly Operating Reports also contain information for periods different from those required in the Company's reports pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act"). This information might not be indicative of the Company's financial condition or operating results for the period that would be reflected in the Company's financial statements or in its reports pursuant to the Exchange Act. Results set forth in any Monthly Operating Report should not be viewed as indicative of future results.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

    (c)    Exhibits.

    99.1 December Monthly Operating Reports of Netcentives, Inc., filed on February 14, 2002.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        NETCENTIVES INC.


Date: February 14, 2002                 /s/ ERIC LARSEN
                                        --------------------------
                                        Eric Larsen
                                        Chairman and Chief Executive Officer
                                        (Duly Authorized and Principal Executive
                                        Officer)


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                                NETCENTIVES INC.

                                INDEX TO EXHIBITS

EXHIBIT
NUMBER                            DESCRIPTION
------                            -----------
99.1 December Monthly Operating Reports of Netcentives, Inc., MaxMiles, Inc., and Post Communications, Inc. filed on February 14, 2002.



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